Exhibit 99.1

CONTACT:
Richard Land, Dave Jacoby
Jaffoni & Collins Incorporated
212/835-8500; egt@jcir.com

ELIXIR GAMING TECHNOLOGIES TO RAISE
$50 MILLION IN EQUITY PRIVATE PLACEMENT

ELIXIR GAMING TECHNOLOGIES AND ELIXIR GROUP LIMITED
AGREE TO MODIFY TERMS OF WARRANT AGREEMENT

Las Vegas, NV & Macau – October 22, 2007 – Elixir Gaming Technologies, Inc. (AMEX:EGT) (“Elixir Gaming”) announced today that it has entered into a definitive agreement to sell 15 million shares of newly-issued common stock to institutional investors at a price of $3.50 per share. It is anticipated that the net proceeds to the Company, after issuance costs, will be approximately $50 million. The transaction is expected to close promptly upon the Company’s receipt of funds. ThinkEquity Partners, LLC acted as placement agent and Greenburg Traurig LLP served as securities counsel to Elixir Gaming in connection with the offering.

The Company expects to use the net proceeds from the financing to repay debt, fund the purchase of electronic gaming machines pursuant to its agreement with Elixir Group Limited (“Elixir Group”) and for general working capital purposes. To date, Elixir Group has delivered agreements for the placement of 3,294 electronic gaming machines to be placed on a long-term participation basis in gaming venues in several Asian-Pacific markets.

In conjunction with the financing, Elixir Gaming also announced it has entered into an exchange agreement with Elixir Group whereby certain outstanding vested and unvested warrants issued to Elixir Group pursuant to the “Earn-In” provision of the June 2007 Securities Purchase and Product Participation Agreement will be cancelled in exchange for Elixir Gaming’s issuance of its common shares. The transactions under the exchange agreement are subject to the approval of the shareholders of Elixir Gaming. In total, Elixir Group currently has 38 million vested warrants to purchase a total of 38 million Elixir Gaming shares and 66 million unvested warrants which, upon vesting, would allow Elixir Group to purchase up to an additional 66 million Elixir Gaming shares based upon agreements for and placements of slot machines on a participation basis. Pursuant to the exchange agreement, Elixir Group will exchange 12 million of its 38 million vested warrants for 4.8 million Elixir Gaming shares. Elixir Group has also agreed that it will exchange its rights for up to an additional 66 million unvested warrants for rights to up to 26.4 million Elixir Gaming shares. The parties exchange of the 66 million unvested warrants is subject to the satisfaction of the vesting and performance conditions set forth in the warrants relating to Elixir Gaming’s agreements for and placements of slot machines on a participation basis.

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Elixir Gaming Technologies, 10/22/07 page 2

The exchange agreement was negotiated and approved by a Special Committee of the Board of Directors of Elixir Gaming, comprised solely of independent directors of the company. The Special Committee received a fairness opinion from Capstone Valuation Services, LLC that the terms of the warrant for share exchange are fair to the minority shareholders of Elixir Gaming, (that is the shareholders other than Elixir Group). The transactions under the exchange agreement are subject to the approval by Elixir Gaming’s shareholders at the company’s Annual Shareholders’ Meeting to be held in December 2007. Elixir Gaming intends to ask that the exchange agreement be approved by a majority of the shares in attendance at the meeting other than those held by Elixir Group.

Gordon Yuen, Executive Chairman and CEO of Elixir Gaming, commented, “We believe the equity offering and warrant transaction represent important positive developments in the growth of Elixir Gaming. This financing provides us with financial flexibility to purchase the electronic gaming devices necessary to fulfill the placement commitments announced to date and to continue pursuing our strategies for expansion. We appreciate the confidence of the participating investors in Elixir Gaming and our long-term plans for growth.

“With the proposed revisions to the warrant agreements, we will simplify our capital structure and materially reduce the fully diluted share count. We value the support of our major shareholder in facilitating the warrant-equity exchange.”

The shares of common stock sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements. The shares were offered and sold only to a limited number of accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the common stock issued in the private placement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities.

About Elixir Gaming Technologies Inc.

Elixir Gaming Technologies Inc. (Elixir Gaming) is a member of Elixir Group, an innovator of gaming technology solutions and a wholly owned subsidiary of the Melco Group.

Elixir Gaming is focused on placing gaming machines on a revenue share model in Asia. The company has established a strategic presence in the Asia Pacific region with its participation contracts in the Philippines, Cambodia, Vietnam and other Asian markets.

Elixir Gaming delivers cutting-edge and market-competitive technology. Its products include table devices, such as the automated card verification machine, computer-based card shuffling system, and high-frequency RFID-gaming chips and plaques. Elixir Gaming products are distributed by Elixir Group in Asia and Suzo Happ in the Americas and Europe.

In addition, Elixir Gaming has the capability to quickly and efficiently respond to the stringent and specific technical requirements of customers, in collaboration with Elixir Group’s ICT, manufacturing and research and development teams. These services optimize the security, productivity and profitability within the gaming establishments. For more information please visit www.elixirgaming.com.

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Elixir Gaming Technologies, 10/22/07 page 3

About Elixir Group Limited
Elixir Group is an important strategic component of Melco’s gaming and leisure entertainment focus.  Elixir Group is a provider of information communications technology to various gaming concession holders in Macau and gaming venue operators throughout Asia. Elixir Group is also designing gaming machines and local game content for the Asian gaming markets with gaming and research development centers in Macau, China and the Philippines.

As a pioneer in the competitive Asian gaming market, Elixir Group has consistently delivered exciting solutions, expert sales advice and professional gaming support.  Elixir Group has forged alliances with leading gaming and technology companies and by accessing its partners’ manufacturing capabilities is able to focus entirely on innovative product design and customer service.

Reflecting its intention to further strengthen its leading position in Asia’s gaming technology industry, Elixir Group has established a significant ownership position in Elixir Gaming Technologies, Inc.

Forward Looking Statements
This press release report contains forward-looking statements concerning Elixir Gaming Technologies and Elixir Group within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding the expected closing of the private placement and warrant exchange, the expected benefits of the private placement and warrant exchange, expectations for the business relationship between Elixir Gaming Technologies and Elixir Group, including the recurring revenue that may develop from the relationship with Elixir Group, and the Company’s expectations for future product revenue. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the placement or warrant exchange may not be completed, that Elixir Gaming may not realize the expected benefits of the placement or warrant exchange, risks related to Elixir Group’s inability to place gaming machines at significant levels or at all and risks relating to Elixir Group’s ability to place games that generate the expected amount of net-win. Elixir Gaming Technologies cautions readers not to place undue reliance on any forward-looking statements. Elixir Gaming Technologies does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Additional Information
Elixir Gaming Technologies, Inc. intends to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with its solicitation of shareholder approval of the proposed warrant cancellation transaction under the exchange agreement with Elixir Group. Investors and security holders are advised to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement, when available, and other documents filed by Elixir Gaming Technologies at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained, when available, from Elixir Gaming Technologies by directing such request to Elixir Gaming Technologies, Inc., 1120 Town Center Drive, Suite 260, Las Vegas, Nevada 89144, Attention: Investor Relations. Elixir Gaming Technologies and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Elixir Gaming Technologies with respect to the transactions contemplated by exchange agreement. A description of any interests that Elixir Gaming Technologies’ directors and executive officers have in the proposed transaction will be available in the proxy statement. Information regarding Elixir Gaming Technologies officers and directors is included in Elixir Gaming Technologies, Inc. Form 10-KSB filed with the Securities and Exchange Commission on April 13, 2007. These materials are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Elixir Gaming Technologies, Inc.

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